                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                         CINERGY MARKETING & TRADING, LP

     The undersigned, Cinergy General Holdings, LLC ( the "General Partner") and
Cinergy  Limited  Holdings,   LLC  (the  "Initial  Limited   Partner"),   hereby
acknowledge  that on December 14, 2001, a Certificate  of  Conversion  was filed with the Delaware Secretary of State,  pursuant to which effective 12:00 a.m. on
January  1,  2002,  Cinergy  Marketing  & Trading,  LLC will be  converted  to a
Delaware limited  partnership (the  "Conversion")  pursuant to and in accordance with the Delaware Revised Uniform Limited  Partnership Act, 6 Del. C.§ 17-101,
et seq. (the "Act"), and hereby agree as follows:

     1. Name. The name of the limited partnership (the "Partnership") is Cinergy
Marketing & Trading, LP.

     2.  Purpose.  The  Partnership  is organized  for the object and purpose of carrying  on, and the nature of the  business to be conducted or promoted by the
Partnership is to carry on, any lawful business,  purpose or activity  permitted by the Act.

     3.  Registered  Agent and Office.  The  registered  agent and office of the
Partnership in the State of Delaware is The Corporation Trust Company, Corporate
Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

     4. Partners. The names and business,  residence or mailing addresses of the
General Partner and the Initial Limited Partner  (collectively,  the "Partners")
are as follows:

General Partner:              Cinergy General Holdings, LLC
                              139 East Fourth Street
                              Cincinnati, Ohio  45202

Initial Limited Partner:      Cinergy Limited Holdings, LLC
                              139 East Fourth Street
                              Cincinnati, Ohio  45202

     5. Powers. The powers of the General Partner include all powers,  statutory and  otherwise,  possessed  by general  partners  under the laws of the State of
Delaware, including the power to delegate the General Partner's powers to manage and control the  business  and  affairs of the  limited  partnership  to agents, officers,  and employees of the General Partner. The Partnership shall have such officers as the General Partner shall designate from time to time.

     6.  Delegation of Powers.  Subject to any limitations set forth in the Act, the  General  Partner  may  delegate  any  of  its  powers  to  officers  of the
Partnership  or to  committees  consisting  of  persons  who  may or may  not be officers.  Every  officer or  committee  shall,  in the exercise of the power so delegated,  comply  with any  restrictions  that may be  imposed  on them by the
General Partner.

     7.  Officers.  Officers shall be elected  annually by the General  Partner.
Except as provided in Sections 8 or 9 of this  Agreement each officer shall hold office until his or her successor shall have been chosen and qualified.  Any two offices,  except those of the  President and the  Secretary,  may be held by the same person, but no Officer shall execute,  acknowledge or verify any instrument in  more  than  one  capacity  if such  instrument  is  required  by law or this
Agreement to be executed, acknowledged or verified by any two or more officers.

     8.  Resignations and Removals.  Any officer may resign his or her office at any time by  delivering a written  resignation  to the General  Partner.  Unless otherwise  specified therein,  such resignation shall take effect upon delivery.
Any  officer  may be removed  from  office  with or without  cause by either the
General Partner or the President.

     9. Vacancies and Newly Created  Offices.  If any vacancy shall occur in any office  by  reason of death,  resignation,  removal,  disqualification  or other cause,  or if any new office shall be created,  such  vacancies or newly created offices may be filled by the President,  subject to approval and election by the
General Partner.

     10. Conduct of Business.  Subject to the provisions of this Agreement,  the day-to-day  operations of the  Partnership  shall be managed by its officers and such  officers  shall  have  full  power  and  authority  to make  all  business decisions,  enter into all commitments and take such other actions in connection with the business and operations of the  Partnership  as they deem  appropriate.
Such  officers  shall  perform  their  duties in a manner  consistent  with this
Agreement  and  with  directions  which  may be given  from  time to time by the
General Partner.

     11.  President.  Subject to the further  directives of the General Partner, the  President  shall have general and active  management of the business of the
Partnership  subject to the supervision of the General  Partner,  shall see that all orders and  resolutions  of the General  Partner are carried into effect and shall  have  such  additional  powers  and  authority  as are  specified  by the provisions of this Agreement.

     12.   Secretary.   The   Secretary   shall   attend  all  meetings  of  the
Partnership/General  Partner and record all the  proceedings of the meetings and all  actions  taken  thereat  in a book to be kept for that  purpose  and  shall perform like duties for any standing  committees  when  required.  The Secretary
shall   give,   or  cause  to  be  given,   notice  of  all   meetings   of  the
Partnership/General  Partner,  and shall  perform  such  other  duties as may be prescribed by the General Partner or the President.  The Assistant Secretary, if
there be one,  shall,  in the  absence of the  Secretary  or in the event of the
Secretary's  inability to act, perform the duties and exercise the powers of the
Secretary  and shall perform such other duties and have such other powers as the
General Partner may from time to time prescribe.

     13. Other Officers.  The General Partner from time to time may appoint such other  subordinate  officers  or agents as it may deem  advisable,  each of whom shall have such title,  hold office for such  period,  have such  authority  and perform such duties as the General Partner may determine in its sole discretion.
The General  Partner from time to time may  delegate to one or more  officers or agents  the  power to  appoint  any such  subordinate  officers  or  agents  and prescribe their respective rights, terms of office, authorities and duties.

     14.  Officers as Agents;  Authority.  The officers,  to the extent of their powers  set forth in this  Agreement  and/or  delegated  to them by the  General
Partner,  are agents and  managers  of the  Partnership  for the  purpose of the
Partnership's business, and the actions of the officers taken in accordance with such powers shall bind the Partnership.

     15.  Term.  The  Partnership  shall  have  perpetual  existence,  provided, however, that the Partnership shall dissolve, and its affairs shall be wound up, upon such time as (a) the Partners unanimously so determine, (b) the Partnership sells or otherwise  disposes of its interest in all or substantially  all of its property,  (c) an event of  dissolution  has occurred under the Act, or (d) upon the removal, withdrawal or dissolution of the General Partner.

     16.  Capital   Contributions.   Prior  to  the  Conversion,   the  partners
contributed the following property interests and no other property:

     Cinergy  General  Holdings,  LLC has  contributed 0.1 percent of the common interest in Cinergy  Marketing  &  Trading,  LLC;  and Cinergy  Limited
     Holdings,  LLC has  contributed  99.9  percent  of the common  interest  in
     Cinergy Marketing & Trading, LLC

          Effective upon the  Conversion,  Cinergy Limited  Holdings,  LLC shall hold 99.9% of the Partnership  interests as the Initial Limited Partner and
     Cinergy General Holdings,  LLC shall hold 0.1% of the partnership interests as the sole General Partner.

     17. Additional Contributions. No Partner is required to make any additional capital contribution to the Partnership.

     18. Allocations of Profit and Losses. The Partnership's  profits and losses shall be allocated in proportion to the capital contributions of the Partners.

     19.  Distributions.  At the time  determined  by the General  Partner,  the
General  Partner shall cause the  Partnership  to distribute any cash held by it which is not  reasonably  necessary for the operation of the  Partnership.  Cash available  for  distribution  shall be  distributed  to the Partners in the same proportion as their then capital account balances.

     20. Assignments. A limited partner may assign all or any part of his or its partnership  interest  only with the consent of the General  Partner.  A limited partner has no right to grant an assignee of his or its partnership interest the right to become a substituted limited partner.

     21. Withdrawal. Except as provided in the following Section 22, no right is given to any Partner to withdraw from the Partnership.

     22.  Additional  Partners.  (a) The General  Partner  may admit  additional limited partners subject to subsection (c). Upon the admission of any additional limited partner,  the Initial Limited Partner may, subject to the consent of the
General Partner, withdraw from the Partnership.

          (b) The Partnership shall continue as a limited  partnership under the
     Act after the admission of any additional  limited partner pursuant to this
     Section 22.

          (c) The  admission of  additional  limited  partners  pursuant to this
     Section 22 shall be  accomplished  by the  amendment  of this  Agreement of
     Limited  Partnership  and,  if  required  by  the  Act,  the  filing  of  a certificate  of  amendment  in the  Office  of the  Secretary  of  State of
     Delaware.

     23. The Initial Limited Partner shall be deemed admitted to the Partnership upon the formation of the Partnership.

     IN WITNESS  WHEREOF,  the undersigned  have duly executed this Agreement of
Limited Partnership as of the 14th day of December, 2001.

                                            CINERGY GENERAL HOLDINGS, LLC
                                            as General Partner

                                            By
                                               --------------------------------
                                                 Michael J. Cyrus
                                                 President

                                            CINERGY LIMITED HOLDINGS, LLC
                                            as Initial Limited Partner

                                            By
                                               --------------------------------
                                                 R. Foster Duncan
                                                 Executive Vice President